UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2014

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On September 19, 2014, Hawaiian Airlines, Inc. (“Borrower”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (“Company”), terminated the Amended and Restated Credit Agreement, entered into as of December 10, 2010, by and among Borrower, Company, the lenders from time to time party thereto, and Wells Fargo Capital Finance LLC (successor by merger to Wells Capital Finance, Inc.), as agent for the lenders, as amended from time to time (the “Credit Agreement”), and all agreements related thereto. The Credit Agreement provided the Borrower with a secured revolving credit facility of up to $75.0 million. Borrower repaid in full all outstanding loans and advances under the Credit Agreement in connection with such termination.

A description of the material terms of the Credit Agreement can be found under Item 1.01 in the Current Report on Form 8-K filed by the Company on December 13, 2010 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: September 22, 2014	By:	/s/ Hoyt H. Zia
Hoyt H. Zia
Secretary